UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2006

Longview Fibre Company

_______________________________________________

(Exact name of registrant as specified in its charter)

Washington	001-10061	91-0298760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Fibre Way, Longview, Washington 98632

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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (360) 425-1550

Not applicable.

_____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 4, 2006, we issued a press release relating to the special distribution payable on August 7, 2006 to our shareholders of record at the close of business on June 26, 2006. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the special distribution, the purchase price of each whole share of our common stock pursuant to the exercise of a right under our rights plan, initially $50, has been adjusted to $36.79 (equivalent to $3.68 for each one-tenth of one share) in accordance with the Rights Agreement, dated as of March 1, 1999, between Longview Fibre Company and Wells Fargo Bank, N.A., as successor Rights Agent.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Description

99.1	Press release issued by Longview Fibre Company on August 4, 2006

99.2

Rights Agreement, dated as of March 1, 1999, between Longview Fibre Company and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.4 to Longview Fibre Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY
(Registrant)

Date: August 4, 2006	By: /s/ Lisa J. McLaughlin

Lisa J. McLaughlin

Senior Vice President – Finance,

Secretary and Treasurer

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release issued by Longview Fibre Company on August 4, 2006

99.2

Rights Agreement, dated as of March 1, 1999, between Longview Fibre Company and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.4 to Longview Fibre Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005)